Exhibit 5


                                     December 9, 1997


Rayovac Corporation
601 Rayovac Drive
Madison, Wisconsin  53711

                   Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

               I am Vice President and General Counsel of Rayovac Corporation, a Wisconsin corporation (the "Company"), and have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "1933 Act"), (i) 2,318,127 shares (the "1996 Shares") of common stock, par value $.01 per share, of the Company issuable upon the exercise of options granted under the Company's 1996 Stock Option Plan (the "1996 Plan"), and (ii) 3,000,000 shares (the "1997 Shares", and together with the 1996 Shares, the "Shares") of common stock, par value $.01 per share, of the Company issuable upon the exercise of options to be granted under the Company's 1997 Incentive Plan (the "Incentive Plan").

               In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the 1996 Plan,
(iii) the Incentive Plan, (iv) the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company, each as currently in effect, (v) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opin ion set forth herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

               I am admitted to the practice of law in the State of Illinois, and to the extent that matters of law are addressed herein, the opinion expressed is limited to the federal laws of the United States of America, the State of Illinois and the General Corporation Law of the State of Wisconsin.

               Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor have been issued and delivered in accordance with the terms of the 1996 Plan or the Incen tive Plan, as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable except to the extent such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law.

               I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations promulgated thereunder.

               This opinion is furnished by me, as counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission or relied upon by any other person.

                                            Very truly yours,

                                            /s/ James A. Broderick
                                            -------------------------------
                                            James A. Broderick